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                          Conectiv Communications, Inc.

                                     B.10.5

                           Certificate of Amendment of
                       Certificate of Incorporation dated
                                 July 31, 2001
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CONECTIV COMMUNICATIONS, INC.

                             Pursuant to Section 242
                         Of the General Corporation Law
                            Of the State of Delaware

                  Conectiv Communications, Inc., a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify that:

            1. The Board of Directors of Conectiv Communications, Inc. (the "Company") duly adopted by Unanimous Written Consent pursuant to Section 141 of the GCL, all in accordance with Section 242 of the GCL, the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and submitting it to the sole stockholder of the Company for consideration thereof:

                  RESOLVED, That the Certificate of Incorporation (the "Certificate") of the Company be, and hereby is, amended by deleting the last sentence of Article EIGHTH of the Certificate.

            2. In accordance with the provisions of Sections 228 and 242 of the GCL, the amendment was adopted by the sole shareholder of the Company without a meeting, pursuant to the written consent of the shareholder.

            IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its Senior Vice President and Chief Financial Officer and attested to by its Assistant Secretary this 31st day of July, 2001.

                                                   CONECTIV COMMUNICATIONS, INC.

                                             By:
                                                   -----------------------------
                                                   John C. van Roden, Jr.
                                                   Senior Vice President and
                                                   Chief Financial Officer
Attest:

By:
    ---------------------------------
    Nina J. Clements, Asst. Secretary